EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements No. 333-69185, 333-69183, 333-39185, 033-50871, 333-23099, 33-87690, 33-56653,
33-10214 and 2-90742 of Cadmus Communications Corporation of our report dated February 19, 1999, except for Note 14, as to which the date is April 1, 1999, with respect to the consolidated financial statements of Melham Holdings, Inc. included in this Form 8-K/A of Cadmus Communications Corporation.

                                            /s/ Ernst & Young LLP
                                            --------------------------

Philadelphia, Pennsylvania
May 7, 1999